UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 13, 2014, the Company filed its Current Report on Form 8-K (the “June 8-K Filing”) which filing, under Item 5.02, disclosed, among other things, certain Board of Directors’ (the “Board”) actions taken with respect to certain Board approved grants of options to certain executive officers of the Company to purchase shares of the Company’s common stock under the Company’s 2013 Equity Compensation Plan (the “2013 Plan”). The Company hereby incorporates by reference the relevant contents of the June 8-K Filing. The purpose of this amendment is to supplement and update the Company disclosures set forth in the June 8-K Filing following the most recent Board actions. Capitalized terms used here but not defined shall have the same meaning as was assigned to them in the June 8-K Filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 17, 2014, the Board approved amendments to the previously executed employment agreements with the certain executive officers to resolve disparities between such respective employment agreements and the previously reformed option grants issued to date, consistent with its applicable duties and the provisions of the equity incentive plans. Pursuant to the terms of such amendments, Messrs. Rosendale, Shallcross and Clausen agreed to limit their respective contractual rights to the April 2014 Option Grants to 300,000 options each, respectively. With respect to Mr. Tozer, in addition to his options to purchase shares of common stock reformed as disclosed in the June 8-K Filing, the Board agreed to issue 1,000,000 options to purchase shares of the Company’s common stock under the Company’s 2002 Long-Term Incentive Plan (the “2002 LTIP”), with the option exercise price of $0.60 per share, with 164,000 options vesting in April 2015 and the remaining balance – in equal monthly installments of 41,800 options vesting from May 2015 through December 2016. The Board also agreed to issue to Mr. Tozer in the 2015 calendar year 190,800 options to purchase shares of the Company’s common stock under the 2002 LTIP with the option exercise price to be the greater of the fair market value of the stock on the date of grant in 2015 or $0.60 per share, vesting in approximately four equal monthly installments commencing January 2017.

The foregoing description of the amendments to the respective Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such documents, which are filed as exhibits to this filing and are incorporated herein by reference. Such documents contain representations and warranties by each of the parties thereto. The representations, warranties and covenants contained in such documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and (i) should not be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the agreements by disclosures that were made to the other party in connection with the negotiation of the agreements; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreements or such other date or dates as may be specified in the agreements.

Item 9.01	Exhibits

10.1	Amendment to Employment Agreement – M. Rosendale
10.2	Amendment to Employment Agreement – S. Shallcross
10.3	Amendment to Employment Agreement – D. Tozer
10.4	Amendment to Employment Agreement – P. Clausen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer

Date: July 18, 2014